UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 27, 2016

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street
P.O. Box 7000, El Dorado, Arkansas	71730-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On January 27, 2016, Murphy Oil Corporation issued a news release announcing its preliminary fourth quarter 2015 and twelve-month financial and operating results for the period ended December 31, 2015.    The full text of this news release is attached hereto as Exhibit 99.1.

Item 8.01.  Other Events

On January 27, 2016, Murphy Oil Corporation issued a news release announcing the divestiture of Montney midstream assets, and acquisition of a 70 percent operated working interest in the Kaybob Duvernay lands and a 30 percent non-operated working interest in the liquids rich Montney lands in Alberta.  The full text of the news release is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1 99.2

A news release dated January 27, 2016 announcing preliminary fourth quarter 2015 and twelve-month financial and operating results for the period ended  December 31, 2015 is attached hereto as Exhibit 99.1.

A news release dated January 27, 2016, announcing the divestiture of Montney midstream assets and acquisition of interests in Kaybob Duvernay and liquids rich Montney lands is attached hereto as Exhibit 99.2.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ Keith Caldwell
Keith Caldwell
Senior Vice President and Controller

Date:  January 28, 2016

Exhibit Index

99.1News release dated January 27, 2016, as issued by Murphy Oil Corporation.

99.2News release dated January 27, 2016, as issued by Murphy Oil Corporation.